UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

Certara, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-39799	82-2180925
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4 Radnor Corporate Center
Suite 350
Radnor	Pennsylvania		19087
(Address of principal executive offices)			(Zip Code)

(415) 237-8272

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2025, Certara, Inc. (the “Company”) entered into an amendment to the previously disclosed Letter Agreement between the Company and Arsenal Saturn Holdings LP (together with certain of its affiliated investment funds, “Arsenal”) providing that, until April 14, 2026, Arsenal will, subject to certain exceptions, be prohibited from transferring certain shares of the Company’s common stock that it held as of such date.

Item 2.02     Results of Operations and Financial Condition.

On April 14, 2025, the Company issued a press release announcing the approval of a $100 million share repurchase authorization by the Board of Directors of the Company along with certain estimated preliminary financial information for the Company’s first quarter ended March 31, 2025. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Letter Agreement, dated as of April 14, 2025, by and among Certara, Inc. and Arsenal Saturn Holdings LP.
99.1	Press release dated April 14, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 14, 2025	CERTARA, INC.
(Registrant)

		By:	/s/ Daniel Corcoran
Daniel Corcoran
Senior Vice President and General Counsel